WINDSWEPT ENVIRONMENTAL GROUP, INC.
                              List of Subsidiaries

Name               State or Other Jurisdiction of Incorporation or Organization
----               ------------------------------------------------------------

New  York Testing Laboratories Inc. . . . . . . . . . . . . . . . . . .Delaware
North Atlantic Laboratories Inc.  . . . . . . . . . . . . . . . . . . .New York
Sound Coast Remediation Inc. . . . . . . . . . . . . . . . . . . . . . Delaware
Trade-Winds Environmental Restoration, Inc.. . . . . . . . . . . . . . New York